SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2004

Countrywide Financial Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-8422 (Commission File Number)	13-2641992 (I.R.S. Employer Identification Number)

4500 Park Granada, Calabasas, CA 91302
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (818) 225-3000

N/A
(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.
SIGNATURE

Item 3.02. Unregistered Sales of Equity Securities.

     On October 12, 2004, Countrywide Financial Corporation (the “Company”) issued $11,630,000 principal amount at maturity of Convertible Securities due 2031 (the “New Securities”). The New Securities were issued together with an aggregate exchange fee of $22,010, in exchange for a like principal amount at maturity of the Company’s outstanding Liquid Yield Option™ Notes due 2031 (“LYONs”). No underwriting discounts or commissions were paid by the Company in connection therewith.

     The New Securities were issued solely to existing security holders of the Company pursuant to Section 3(a)(9) of the Securities Act of 1933 (the “Securities Act”). The Company did not pay or give, directly or indirectly, any commission or other remuneration for solicitation of the exchange of LYONs for the New Securities.

     The New Securities are part of the same class of securities as the Convertible Securities due 2031 issued by the Company pursuant to an exchange offer registered under the Securities Act. The New Securities are convertible into common stock of the Company. The information under the heading “Description of the New Securities – Conversion Rights” in the Company’s Prospectus dated August 20, 2004, as amended and supplemented by a Prospectus Supplement dated September 10, 2004, each filed with the Securities and Exchange Commission pursuant to Rule 424(b)(3) under the Securities Act (Registration Statement No. 333-117322), is incorporated by reference into this Form 8-K and describes the terms of conversion of the New Securities.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COUNTRYWIDE FINANCIAL CORPORATION

Date: October 13, 2004	/s/ ANNE D. McCALLION

Anne D. McCallion
Senior Managing Director, Finance

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